Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3, as amended, (File No. 333-173076), Form S-4 (File No. 333-175567) and Form S-8 (File No. 333-175569) of Energy Partners, Ltd. of our report dated March 8, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/S/ PricewaterhouseCoopers LLP

New Orleans, Louisiana

March 8, 2012